Exhibit 8
                               ALSTON & BIRD LLP
                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-4777
                                 www.alston.com
Pinney L. Allen                   Direct Dial: 404-881-7485

                                  May 1, 1998


Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604


Re: $1,250,000,000 Aggregate Offering Price of Securities of Highwoods
     Properties, Inc.
     and Highwoods/Forsyth Limited Partnership


Ladies and Gentlemen:

     In connection with the registration statement on Form S-3, File No. 333-
, as in the form filed on May 1, 1998, relating to the registration of $1,250,000,000 aggregate principal amount of securities offered by Highwoods Properties, Inc. (the "Company") and Highwoods/Forsyth Limited Partnership (the "Registration Statement"), you have requested our opinion concerning certain of the federal income tax consequences to Highwoods Properties, Inc. (the "Company") of its election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code").

     This opinion is based solely on various assumptions and facts as set forth in the Registration Statement and is conditioned upon certain representations made by the Company as factual matters through certificates of officers of the Company (the "Officers' Certificates") attached hereto and made a part hereof. We have made no independent inquiry as to the factual matters set forth herein. In addition, we have examined no documents other than the Registration Statement for purposes of this opinion and, therefore, our opinion is limited to matters determined through an examination of such document and the factual matters set forth in the Officers' Certificates.

     In rendering the opinions set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matters of municipal law or the laws of any other local agencies within any state.

     Based solely on the facts in the Registration Statement and the Officers' Certificates, we are of the opinion that the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable years ended December 31, 1994 through 1997, and that the Company is in a position to continue its qualification and taxation as a REIT within the definition of Section 856(a) of the Code for the taxable year that will end December 31, 1998. With respect to 1998, we note that the Company's status as a REIT at any time during such year is dependent, among other things, upon the Company meeting the requirements of Sections 856 through 860 of the Code throughout the year and for the year as a whole. Accordingly, because the Company's satisfaction of such requirements will depend upon future events, including the precise terms and conditions of proposed transactions, the final determination of operational results, and the effect of certain provisions contained in the President's Budget Proposal for the Fiscal Year 1999 on the

Company's REIT status, it is not possible to assure that the Company will satisfy the requirements to be a REIT during the taxable year that will end December 31, 1998.

     In addition, we have participated in the preparation of the material under the heading "Federal Income Tax Considerations" of the Registration Statement and we are of the opinion that the federal income tax treatment described therein is accurate in all material respects.

     This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officers' Certificates may affect the opinions stated herein.

     This opinion is furnished only to you, is solely for your use in connection with the Registration Statement, and is limited to the specific matters covered hereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter. This opinion may be relied upon only by the party to whom it is addressed and may not be quoted, circulated, or used for any other purpose without our prior written consent. We, however, hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.


                                     Very truly yours,



                                  By:
                                          -------------------------------------
                                          Pinney L. Allen